Exhibit 3.658
DO NOT PUBLISH THIS SECTION
ARTICLE I
The corporate name must contain a corporate ending which may be “corporation,” “association,” “company,” “limited,” “incorporated” or an abbreviation of any of these words. If you are the holder or assignee of a tradename or trademark, attach Declaration of Tradename Holder form.
ARTICLE 2
The name cannot imply that the corporation is organized for any purpose other than the initial business indicated in this article.
ARTICLE 3
The total number of authorized shares cannot be “Zero” or “Not Applicable.”
ARTICLE 4
May be in care of the statutory agent.
ARTICLE 5
The agent must provide both a physical and mailing address. If statutory agent has a P.O. Box, then they must also provide a physical description of their street address/location. The agent must sign the Articles or provide a consent to acceptance of the appointment.
ARTICLES OF INCORPORATION
OF
(An Arizona Business Corporation)
     1. Name. The name of the Corporation is Midway Development Company, Inc.

     2. Initial Business.
The Corporation initially intends to conduct the business of non-hazardous solid waste management

     3. Authorized Capital.
The Corporation shall have authority to issue 1,000 shares of Common Stock.
     4. Known Place of Business. (In Arizona)
The street address of the known place of business of the Corporation is:
15880 N Greenway-Hayden Loop, Suite 100
Scottsdale, AZ 85260

     5. Statutory Agent. (In Arizona)
The name and address of the statutory agent of the Corporation is:
C T Corporation System
c/o C T Corporation System, 3225 North Central Avenue
Phoenix, Arizona 85012

DO NOT PUBLISH THIS SECTION
A minimum of 1 director is required
     6. Board of Directors
The initial board of directors shall consist of 3 director(s). The name(s) and address(es) of the person(s) who is(are) to serve as the director(s) until the first annual meeting of shareholders or until his(her)(their) successor(s) is(are) elected and qualifies is(are):

Name:	Donald W. Slager	Thomas P. Martin

Address:	15880 N Greenway-Hayden Loop, Suite 100	15880 N Greenway-Hayden Loop, Suite 100

City, State, Zip:	Scottsdale, AZ 85260	Scottsdale, AZ 85260

Name:	James E. Gray

Address:	15880 N Greenway-Hayden Loop, Suite 100

City, State, Zip:	Scottsdale, A2 85260

The number of persons to serve on the board of directors thereafter shall be fixed by the Bylaws.
     7. Incorporators.
The name(s) and address(es) of the incorporator(s) is (are):

Name:	Jo-Lynn White

Address:	15880 N Greenway-Hayden Loop, Suite 100

City, State, Zip:	Scottsdale, AZ 85260

ARTICLE 7
A minimum of L incorporator is required. All incorporators must sign both the Articles of Incorporation and the Certificate of Disclosure.
All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.
     8. Indemnification of Officers, Directors, Employees and Agents.
The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.
     9. Limitation of Liability.
To the fullest extent permitted by the Arizona Revised Statutes, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

DO NOT PUBLISH THIS SECTION
Phone and fax numbers are optional
The agent must consent to the appointment by executing the consent.
The Articles must be accompanied by a Certificate of Disclosure, executed within 30 days of delivery to the Commission, by all incorporators.
     EXECUTED this 27th day of May, 2004 by all of the incorporators.

Signed:	Jo Lynn White

Jo Lynn

	[Print Name Here]	[Print Name Here]

PHONE	480-627-2700	FAX	480-627-7115
Acceptance of Appointment By Statutory Agent
The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 27th day of May, 2004.

Signed.	Terrie L. Bates

Terrie L. Bates/ Assistant Secretary

[Print Name Here]

C T Corporation System

[If signing on behalf of a company serving as statutory agent, print company name here]

ARIZONA CORPORATION COMMISSION
CORPORATIONS DIVISION

Phoenix Address:	1300 West Washington	Tucson Address:	400 West Congress
	Phoenix, Arizona 85007-2929		Tucson, Arizona 85701-1347
PROFIT
CERTIFICATE OF DISCLOSURE
A.R.S. §10-202.D

Midway Development Company, Inc.

EXACT CORPORATE NAME
A.	Has any person serving either by election or appointment as officer, director, trustee, incorporator and persons controlling or holding over 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:
1.	Been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?

2.	Been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraint of trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate?

3.	Been or are subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this Certificate wherein such injunction, judgment, decree or permanent order:
(a)	Involved the violation of fraud or registration provisions of the securities laws of that jurisdiction?; or

(b)	Involved the violation of the consumer fraud laws of that jurisdiction?; or

(c)	Involved the violation of the antitrust or restraint of trade laws of that jurisdiction?
Yes ☐  No ☑
B.	IF YES, the following information MUST be attached:
1.	Full name, prior name(s) and aliases, if used.

2.	Full birth name.

3.	Present home address.

4.	Prior addresses (for immediate preceding 7-year period).

5.	Date and location of birth.

6.	Social Security number.

7.	The nature and description of each conviction or judicial action, date and location, the court and public agency involved and file or cause number of case.

C.	Has any person serving as an officer, director, trustee or incorporator of the corporation served in any such capacity or held or controlled over 20% of the issued and outstanding common shares, or 20% of any other proprietary, beneficial or membership interest in any corporation which has been placed in bankruptcy, receivership or had its charter revoked, or administratively or judicially dissolved by any state or jurisdiction?
Yes ☐  No ☑
IF YOUR ANSWER TO THE ABOVE QUESTION IS “YES”, YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:
1.	Name and address of the corporation.

2.	Full name (including aliases) and address of each person involved.

3.	State(s) in which the corporation:

(a) Was incorporated, (b) Has transacted business.

4	Dates of corporate operation.

5.	Date and case number of Bankruptcy or date of revocation/administrative dissolution.

D.	The fiscal year end adopted by the corporation is December 31
Under penalties of law, the undersigned incorporator(s)/’officer(s) declare(s) that I(we’) have examined this Certificate, including any attachments, and to the best of my(our) knowledge and belief it is true, correct and complete, and hereby declare as indicated above. THE SIGNATURE(S) MUST BE DATED WITHIN THIRTY (30) DAYS OF THE DELIVERY DATE.

BY	Jo Lynn White	BY

PRINT NAME	Jo Lynn White	PRINT NAME

TITLE	Incorporator	DATE	May 27, 2004	TITLE	DATE

DOMESTIC CORPORATIONS: ALL INCORPORATORS MUST SIGN THE INITIAL CERTIFICATE OF DISCLOSURE. If within sixty days, any person becomes an officer, director, trustee or person controlling or holding over 10% of the issued and outstanding share, or 10% of any other proprietary, beneficial, or membership interest in the corporation and the person was not included in this disclosure, the corporation must file an AMENDED certificate signed by at least one duly authorized officer of the corporation.
FOREIGN CORPORATIONS: MUST BE SIGNED BY AT LEAST ONE DULY AUTHORIZED OFFICER OF THE CORPORATION.
CF: 0022 — Business Corporations
Rev: 3/00